                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K/A

                                 AMENDMENT NO. 1



                                 CURRENT REPORT



                       Pursuant to Section 13 of 15(d) of the
                          Securities Exchange Act of 1934





                                 December 31, 1998
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                           All-American SportPark, Inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



        Nevada                     0-24970               88-0203976
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number



              6730 Las Vegas Boulevard, Las Vegas, Nevada  89119
       ------------------------------------------------------------------
          Address of Principal Executive Offices, Including Zip Code


                                (702) 798-7777
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code



                        Saint Andrews Golf Corporation
          ------------------------------------------------------------
          Former name or former address, if changed, since last report

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On December 31, 1998, a wholly owned subsidiary of All-American SportPark, Inc. (the "Company") acquired substantially all of the assets, subject to certain liabilities, of All-American Golf LLC (the "LLC"). Until the time of the sale, the LLC owned, managed and operated the "Callaway Golf Center", a premier golf facility adjacent to the Company's All-American SportPark in Las Vegas, Nevada.

     From 1997, when the LLC was formed, until May 1998, the Company held an 80% interest in the LLC. On May 5, 1998 the Company sold its interest in the LLC to Callaway Golf Company. The terms of that transaction are disclosed in the Company's Report on Form 8-K dated May 5, 1998.

     The Company purchased substantially all of the assets of the LLC pursuant to the terms of an Asset Purchase Agreement between the LLC and a newly formed, wholly-owned subsidiary of the Company. Under the terms of the Agreement, the consideration paid by the subsidiary consisted of the delivery to the LLC of a trade credit in the amount of $4,000,000 from Active Media Services, Inc. for which the Company paid Active Media Services, Inc. $1,000,000 in the form of a promissory note. The promissory note is payable in quarterly installments of $25,000 over a period of ten years, without interest. The subsidiary also assumed certain liabilities of the LLC.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The following financial statements of All-American Golf LLC are filed herewith:

                                                                    Page
                                                                    ----

   Report of Independent Public Accountants                         F-1

   Balance Sheet as of December 31, 1997, and
   Unaudited Interim Balance Sheet as of September 30, 1998         F-2

   Statement of Operations for the Period from
   Inception (June 13, 1997) through December 31, 1997, and
   Unaudited Interim Statements of Operations for the Nine
   Months Ended September 30, 1998 and for the Period from
   Inception (June 13, 1997) through September 30, 1997             F-3

   Statement of Changes in Members' Equity for the
   Period from Inception (June 13, 1997) through December
   31, 1997, and Unaudited Interim Statements of Members'
   Equity for the Nine Months Ended September 30, 1998
   and for the Period from Inception (June 13, 1997) through
   September 30, 1997                                               F-4

   Audited Statement of Cash Flows for the Period from
   Inception (June 13, 1997) through December 31, 1997, and
   Unaudited Interim Statements of Cash Flows for the
   Nine Months Ended September 30, 1998 and for the Period
   from Inception (June 13, 1997) through September 30, 1997        F-5

   Notes to Financial Statements                                    F-6

     (b) PRO FORMA FINANCIAL INFORMATION. The following pro forma financial information is filed herewith:

                                                                    Page
                                                                    ----

   Introduction to Unaudited Pro Forma Combined Financial
   Statements                                                       F-12

   Forward Looking Information                                      F-12

   Unaudited Pro Forma Combined Balance Sheet as of
   September 30, 1998                                               F-13

   Unaudited Pro Forma Combined Statement of Operations for
   the Nine Months Ended September 30, 1998                         F-15

   Notes to Unaudited Pro Forma Combined Financial Statements       F-16

     An Unaudited Pro Forma Statement of Operations for the period from inception (June 13, 1997) through September 30, 1997 is not filed herewith as no pro forma adjustments would be required to the Company's Unaudited Consolidated Condensed Statement of Operations for the nine months ended September 30, 1997, included in the Company's Form 10-QSB for the quarterly period ended September 30, 1997, as filed with the Securities and Exchange Commission on November 24, 1997. Readers should refer to this Form 10-QSB for the Company's operating results for the nine months ended September 30, 1997.

     (c)  EXHIBITS.  The following exhibits are filed herewith:

EXHIBIT
NUMBER     DESCRIPTION                                    LOCATION
-------    -----------                                    --------

 10.29     Asset Purchase Agreement between All-          Previously filed
           American Golf LLC and The All-American
           Golf Center, Inc.

 10.30     Promissory Note from All-American Golf         Previously filed
           Center, Inc. to Active Media Services, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   All-American SportPark, Inc.



Dated: July 26, 1999               By:/s/ Ronald S. Boreta
                                      Ronald S. Boreta, President

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To The Members of All-American Golf LLC:

We have audited the accompanying balance sheet of ALL-AMERICAN GOLF LLC (a California limited liability company) as of December 31, 1997 and the related statements of operations, changes in members' equity and cash flows for the period from inception (June 13, 1997) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ALL-AMERICAN GOLF LLC as of December 31, 1997, and the results of its operations and its cash flows for the period from inception (June 13, 1997) to December 31, 1997 in conformity with generally accepted accounting principles.


                                   /s/ Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP



Las Vegas, Nevada
May 21, 1998

                             ALL-AMERICAN GOLF LLC

                                BALANCE SHEETS

                                              September 30,   December 31,
                                                  1998            1997
                                              -------------   -----------
                                               (unaudited)
                                    Assets

CURRENT ASSETS:
  Cash and cash equivalents                   $   119,000     $    45,500
  Accounts receivable                              35,200          57,800
  Due from Affiliated Store                        16,000          33,500
  Inventories and prepaid expenses                 37,600          27,900
  Preopening costs                                 25,700          99,900
                                              -----------     -----------
     Total current assets                         233,500         264,600

Leasehold improvements, furniture and
  equipment, net                                9,545,600       9,840,700
                                              -----------     -----------
     Total assets                             $ 9,779,100     $10,105,300
                                              ===========     ===========

                         Liabilities and Members' Equity

CURRENT LIABILITIES:
  Accounts payable                            $   437,700     $   240,800
  Accrued expenses                                 20,700         357,500
  Interest payable                                565,000         170,800
  Current portion of obligations under
   capital leases                                  65,100          65,100
  Due to Affiliated Store                           5,100          21,000
  Due to Related Entities                         524,100         564,900
                                              -----------     -----------
     Total current liabilities                  1,617,700       1,420,100
                                              -----------     -----------

LONG-TERM LIABILITIES:
  Obligations under capital leases, net
   of current portion                             153,100         185,200
  Note payable                                  5,250,000       5,250,000
                                              -----------     -----------
     Total long-term liabilities                5,403,100       5,435,200
                                              -----------     -----------
COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY:
    Member contributions                        4,347,700       3,750,000
    Accumulated deficit                        (1,589,400)       (500,000)
                                              -----------     -----------
     Total members' equity                      2,758,300       3,250,000
                                              -----------     -----------
     Total liabilities and members' equity    $ 9,779,100     $10,105,300
                                              ===========     ===========

The accompanying notes are an integral part of these financial statements.

                             ALL-AMERICAN GOLF LLC
                            STATEMENTS OF OPERATIONS

                                   Inception                              Inception
                                (June 13, 1997)       Nine Months      (June 13, 1997)
                                    Through              Ended             Through
                               September 30, 1997  September 30, 1998  December 31, 1997
                               ------------------  ------------------  -----------------
                                  (Unaudited)          (Unaudited)
REVENUE:
  Golf activities                  $   -              $   811,400         $  262,000
  Rental income                        -                  303,300             45,100
  Other income                         -                   97,400             14,600
                                   --------           -----------         ----------

     Total revenue                     -                1,212,100            321,700
                                   --------           -----------         ----------

OPERATING EXPENSES:
  Salaries and wages                   -                  352,900            169,400
  Rent                                 -                  298,500            108,700
  Utilities                            -                  170,700             67,700
  Supplies                             -                  112,800             57,900
  Selling, general and
   administrative                      -                  518,400            127,200
  Amortization of preopening
   costs                               -                   74,200             39,400
  Depreciation and amortization        -                  368,000            130,000
                                   --------           -----------         ----------

     Total operating expenses          -                1,895,500            700,300
                                   --------           -----------         ----------
OPERATING LOSS                         -                 (683,400)          (378,600)

INTEREST EXPENSE                       -                  406,000           (121,400)
                                   --------           -----------         ----------

NET LOSS                           $   -              $(1,089,400)        $ (500,000)
                                   ========           ===========         ==========




















The accompanying notes are an integral part of these financial statements.

                             ALL-AMERICAN GOLF LLC
                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                                  Member         Accumulated      Total
                               Contributions       Deficit        Equity
                               -------------     -----------    -----------

BALANCE, June 13, 1997          $     -          $      -       $      -

Member contributions             3,750,000              -         3,750,000
                                ----------       -----------    -----------

BALANCE, September 30, 1997      3,750,000              -         3,750,000

Net loss                              -             (500,000)      (500,000)
                                ----------       -----------    -----------

BALANCE, December 31, 1997       3,750,000          (500,000)     3,250,000

Member contributions
  (unaudited)                      597,700              -           597,700

Net Loss (unaudited)                  -           (1,089,400)    (1,089,400)
                                ----------       -----------    -----------

BALANCE, September 30, 1998
  (unaudited)                   $4,347,700       $(1,589,400)   $ 2,758,300
                                ==========       ===========    ===========




























The accompanying notes are an integral part of these financial statements.

                            ALL-AMERICAN GOLF LLC
                           STATEMENTS OF CASH FLOWS

                                              Inception                              Inception
                                           (June 13, 1997)       Nine Months      (June 13, 1997)
                                               Through              Ended             Through
                                          September 30, 1997  September 30, 1998  December 31, 1997
                                          ------------------  ------------------  -----------------
                                              (Unaudited)        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                   $      -            $(1,089,400)       $   (500,000)
  Adjustments to reconcile net loss
   to net cash provided by operating
   activities:
     Depreciation and amortization                  -                368,000             130,000
     Amortization of preopening costs               -                 74,200              39,400
  Changes in assets and liabilities:
     Decrease (increase) in accounts
       receivable                                   (100)             22,600             (57,800)
     Increase in inventories and
       prepaid expenses                          (71,400)             (9,700)            (27,900)
     Increase in accounts payable                412,300             196,900             240,800
     (Decrease) increase in accrued
       expenses                                   22,500            (336,800)            357,500
     Increase in interest payable                 54,300             394,200             170,800
                                             -----------         -----------        ------------
       Net cash provided by (used in)
        operating activities                     417,600            (380,000)            352,800
                                             -----------         -----------        ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Expenditures on leasehold improvements,
    furniture and equipment                   (8,010,000)            (72,900)         (9,701,600)
  Preopening costs                              (139,300)               -               (139,300)
                                             -----------         -----------        ------------
       Net cash used in investing
        activities                            (8,149,300)            (72,900)         (9,840,900)
                                             -----------         -----------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable                   3,937,500                -              5,250,000
  Net increase (decrease) in
    receivable/payable with Affiliated
    Store and related entities                   927,900             (39,200)            552,400
  Principal payments under capital lease
    obligations                                     -                (32,100)            (18,800)
  Member contributions                         3,750,000             597,700           3,750,000
                                             -----------         -----------        ------------
       Net cash provided by financing
        activities                             8,615,400             526,400           9,533,600
                                             -----------         -----------        ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS        883,700              73,500              45,500
CASH AND CASH EQUIVALENTS - Beginning of
  period                                            -                 45,500                -
                                             -----------         -----------        ------------
CASH AND CASH EQUIVALENTS - End of
  period                                     $   883,700         $   119,000        $     45,500
                                             ===========         ===========        ============
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                     $      -            $      -           $      3,700
                                             ===========         ===========        ============
NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Equipment financed through capital leases  $      -            $      -           $    269,100
                                             ===========         ===========        ============

The accompanying notes are an integral part of these financial statements.

                             ALL-AMERICAN GOLF LLC
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1.   Background and Basis of Presentation

     a.  Background

     The accompanying financial statements include the accounts of All-American Golf LLC, a California limited liability company ("the Company"). The Company was formed on June 13, 1997 to construct, manage and operate the "Callaway Golf Center" in Las Vegas, Nevada. Through May 7, 1998, the Company was owned jointly by Saint Andrews Golf Corporation ("SAGC") (who contributed $3.0 million for 80 member units) and Callaway Golf Company ("Callaway") (who contributed $750,000 for 20 member units) (collectively the "Members"), and its business was conducted in accordance with the terms of the Operating Agreement for All-American Golf LLC (the "Operating Agreement").

     The facility, which commenced operations on October 1, 1997, is comprised of an executive golf course, driving range, putting course, clubhouse, and golf performance center, as well as a number of food and beverage concessions. The facility is located within the All-American SportPark ("SportPark"), which is a wholly owned subsidiary of SAGC.

     Effective May 8, 1998, SAGC sold its 80% interest in the Company to Callaway. Effective December 31, 1998, SAGC, under its new name All-American SportPark, Inc. ("AASP"), repurchased 100% of the Company's operating assets from Callaway. See Note 11 for further discussion regarding these transactions.

     b.  Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   Summary of Significant Accounting Policies

     a.  Cash and Cash Equivalents

     Cash equivalents include all highly liquid debt investments with an original maturity of three months or less.

     b.  Accounts Receivable

     Accounts receivable consists of amounts due from tenants and amounts due for the sale of merchandise and/or services.

     c.  Preopening Costs

     Preopening costs primarily represent direct personnel and other operating costs incurred before the opening date of the Callaway Golf Center. These costs were capitalized as incurred and are being amortized to expense on a straight-line basis over a period of 12 months. Total preopening costs capitalized were approximately $139,300 of which approximately $39,400 has been amortized as of December 31, 1997.

     d.  Leasehold Improvements, Furniture and Equipment

     Leasehold improvements, furniture and equipment are stated at cost, including interest on funds borrowed to finance the acquisition or construction of major capital additions. Depreciation and amortization is provided for on a straight-line basis. Leasehold improvements are amortized over the lease term (15 years) and furniture and equipment is depreciated over its estimated useful lives (ranging from 5-10 years). Normal repairs and maintenance are charged to expense when incurred. Expenditures that materially extend the useful life of assets are capitalized.

     e.  Income Taxes

     The Company, as a limited liability company, is not separately subject to taxation. Rather, the income (loss) of the Company is allocated to the Members in an amount proportionate to their membership percentages (or as otherwise stipulated in the Operating Agreement) and included in the tax return of each member. Accordingly, the accompanying financial statements do not reflect an income tax provision or benefit. See Note 4 for a discussion of the allocation of income and losses incurred by the Company.

     f.  Recoverability of Long-Lived Assets

     Pursuant to Statement of Financial Accounting Standards No. 121, "Accounting for Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be recoverable. The Company deems an asset to be impaired if a forecast of undiscounted future operating cash flows directly related to the asset, including disposal value, if any, is less than its carrying amount. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying amount of the asset exceeds fair value. The Company generally measures fair value by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted cash flows. Accordingly, actual results could vary significantly from such estimates. Based upon the short duration of operations at the Callaway Golf Center, the Company does not believe that a triggering event has occurred with respect to the negative operating income that has been achieved.

3.   Related Party Transactions

The Company has extensive transactions and relationships with SAGC, SportPark and Las Vegas Discount Golf & Tennis, Inc. ("LVDG"), the majority shareholder of SAGC, (collectively the "Related Entities"). A retail store operated by Boreta Enterprises (of which the President of SAGC is a majority owner) is located at the golf center (the "Affiliated Store"). Amounts due to Related Entities consist primarily of short-term funding provided by SAGC to the Company and management fees payable to SAGC in accordance with the Operating Agreement. Under the terms of the Operating Agreement, SAGC manages the driving range, golf course, and tenant facilities in the clubhouse for a fee of 5% of gross revenues. Amounts due from the Affiliated Store represent rent and common area maintenance charges in connection with the lease agreement for the retail store located at the golf center. Amounts due to the Affiliated Store relate to purchases in the normal course of business of golf-related supplies.

In addition, the Related Entities also provide certain corporate services and pay certain corporate expenses on behalf of the Company. These items include an allocation for corporate payroll and related expenses, rent and utilities at the corporate office, certain insurance payments, and other general office support provided at the corporate office. The Company believes that these costs would not have a material effect on the financial statements. The costs associated with these items have not been reflected in the accompanying financial statements.

4.   Allocations of Net Income (Loss) and Distributions

Net income or loss is allocated among the Members in accordance with the provisions of the Operating Agreement, which is generally in proportion to each Members' ownership interest. Distributions are to be made in accordance with the Operating Agreement. No distributions have been made to date.

5.   Leasehold Improvements, Furniture and Equipment

Leasehold improvements, furniture and equipment included the following as of December 31, 1997:

         Furniture and equipment                   $   510,600
         Leasehold improvements                      9,259,200
         Other                                         200,900
                                                   -----------
                                                     9,970,700
         Less - Accumulated depreciation and
           amortization                               (130,000)
                                                   -----------
                                                   $ 9,840,700
                                                   ===========

Furniture and equipment includes approximately $269,100 relating to equipment purchased under capital lease agreements. Additionally, leasehold improvements include approximately $54,300 of interest cost capitalized during the construction process.

6.   Notes Payable

Callaway provided $5,250,000 in debt financing (the "Note") for construction of the Callaway Golf Center. Interest is payable at the rate of 10 percent per annum with interest only payments to commence 60 days after the opening of the golf center. The principal is due in 60 equal monthly payments commencing October 1, 2002. As part of the financing agreement, SAGC has granted to Callaway a security interest in its 80% ownership percentage of the Company as additional security for the prompt and full repayment of all secured debts owed by the Company to Callaway. In addition, the Note is secured by substantially all the assets of the Company.

The Company was unable to make its interest payment due in December 1997 and at December 31, 1997 was in default on the Note. Subsequently, the Company was unable to make its scheduled interest payments in January, February, and March 1998. On March 18, 1998, the Company entered into a forbearance agreement with Callaway that cured the default and established terms to repay the amounts in arrears. The first payment required under the forbearance agreement is due on May 21, 1998 in the amount of $80,600.

Aggregate maturities of notes payable for the five years subsequent to December 31, 1997, are as follows:

         Year Ending:
           1998                                     $     -
           1999                                           -
           2000                                           -
           2001                                           -
           2002                                        262,500
           Thereafter                                4,987,500
                                                    ----------
                                                    $5,250,000
                                                    ==========

7.   Leases

Effective June 20, 1997, the Company entered into a lease agreement for approximately 42 acres of land in Las Vegas, Nevada. The lease term is for a period of fifteen years, with two consecutive five-year renewal periods. The lease commenced on October 1, 1997. The annual base amount of the lease is $398,000 payable in monthly installments of approximately $33,000. Additionally, the lease contains contingent rent based upon a percentage of gross revenues ranging from three to ten percent of such revenues. Such contingent rent is payable if such percentage of revenues exceeds the annual base amount. The minimum rent shall be increased at the end of the fifth year of the lease term and every five years thereafter by an amount equal to ten percent of the minimum monthly installment immediately proceeding the adjustment date. This lease is being accounted for as an operating lease.

The Company also leases certain furniture and equipment under various leases. All leases with an initial term greater than one year are accounted for under Statement of Financial Accounting Standards No. 13, "Accounting for Leases." These leases are classified as either capital leases or operating leases as appropriate. Rent expense under all of the Company's operating leases were approximately $108,700 during the period ended December 31, 1997.

At December 31, 1997, minimum future rental commitments under all of the Company's non-cancelable operating leases and required future principal and interest payments under capital leases were as follows:

                                          Operating      Capital
                                            Leases       Leases
                                          ----------    ---------
         Year Ending:
           1998                           $  427,000    $ 79,700
           1999                              427,000      79,500
           2000                              425,500      75,400
           2001                              439,100      58,700
           2002                              398,100      14,000
           Thereafter                      3,998,000        -
                                          ----------    --------
                                          $6,114,700    $307,300
           Less amounts representing
             interest                                    (57,000)
                                                        --------
                                                        $250,300
                                                        ========

8.   Rental Income

The Company leases certain space within the Callaway Golf Center to third party retailers. Current lessees include food and beverage concessions, a golf shop and a golf academy. Rents received are based on a percentage of revenues generated and generally range from three to fifteen percent of the applicable revenue source. The lease agreements do not guarantee a minimum base rate to the Company. Lease terms generally range from 5 to 10 years and may contain renewal clauses. In addition, the Company will receive annual rents not to exceed $50,000 relating to the performance and training center leased by Callaway (and will pay to Callaway an annual amount not to exceed $50,000 as a licensing fee on the Callaway trademarks). The agreement with Callaway will remain in effect until terminated in accordance with the provisions of the Operating Agreement.

9.   Commitments and Contingencies

In September 1997, SAGC entered into a lease and concession agreement with Sportservice Corporation ("Sportservice") which provides Sportservice with the exclusive right to prepare and sell all food, beverages (alcoholic and non-alcoholic), candy and other refreshments throughout the All-American SportPark, including the Callaway Golf Center, during the ten year term of the agreement. Sportservice has agreed to pay rent based on a percentage of gross sales depending upon the level of sales, whether the receipts are from concession sales, the Arena restaurant, the Clubhouse, vending machines, mobile stands, or catering sales. Rents from the Callaway Golf Center will be paid to the Company and all other rents will be paid to SAGC.

In the normal course of business, the Company has entered into contracts and agreements with various vendors. These contracts and agreements commit the Company to various specific and contingent obligations. All such obligations have been properly reflected in the accompanying financial statements.

10.  Interim Reporting

The accompanying interim financial statements are unaudited; however, these financial statements contain all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position of the Company as of September 30, 1998, and the results of its operations and its cash flows for the nine months ended September 30, 1998, and for the period from inception (June 13, 1997) through September 30, 1997.

The accounting policies followed by the Company are set forth in Note 2 to the financial statements. The results of operations for the nine months ended September 30, 1998, and for the period from inception (June 13, 1997) through September 30, 1997, are not necessarily indicative of the results to be expected for the full year.

11.  Sale of Membership Interest

On May 5, 1998, pursuant to the terms of a Purchase and Sale Agreement between the Company, SAGC and Callaway, SAGC sold its 80% membership interest in the Company to Callaway for $4,526,178. The purchase price included $1,500,000 in cash and the forgiveness of indebtedness of the SportPark totaling $3,026,000. In connection with the sale of the membership interest, SAGC resigned as the manager of the Company, and agreed not to compete with the Callaway Golf

Center in Clark County, Nevada for a period of two years. As a result of the sale of its interest in the Company, SAGC had no ownership of the Callaway Golf Center, and the Callaway Golf Center is operated separately from the SportPark.

12.  Subsequent Event (Unaudited)

On December 31, 1998, SAGC, under its new name All-American SportPark, Inc., repurchased substantially all of the Company's assets and certain liabilities, excluding the $5.25 million promissory note and related interest, from Callaway through a newly-formed subsidiary, All-American Golf Center, Inc. The purchase price of $1,000,000 is payable in forty quarterly non-interest bearing installments through September 2008, to an unrelated third party which has, in turn, assigned a $4,000,000 trade credit to Callaway in exchange for rights to receive the quarterly payments. In connection with the repurchase, Callaway agreed to not compete with the Callaway Golf Center in Clark County, Nevada for a period of five years.

                  ALL-AMERICAN SPORTPARK, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                    (UNAUDITED)

INTRODUCTION

The following unaudited pro forma combined financial information of All-American SportPark, Inc. (the Company) gives effect to the aforementioned purchase (the "Acquisition"). The purpose of the pro forma combined balance sheet as of September 30, 1998, the date of the last balance sheet of the Company filed with the Securities and Exchange Commission prior to the Acquisition, is to reflect the financial condition of the Company as if the Acquisition occurred on that date. The purpose of the pro forma combined statement of operations for the nine months ended September 30, 1998, is to reflect what the results of operations might have been if the Acquisition had taken place on June 13, 1997, the inception date of the LLC. No pro forma combined statement of operations is presented for the nine months ended September 30, 1997, as no pro forma adjustments would be required to the Company's Unaudited Consolidated Condensed Statement of Operations for the nine months ended September 30, 1997, included in the Company's Form 10-QSB for the quarterly period ended September 30, 1997, as filed with the Securities and Exchange Commission on November 24, 1997. Readers should refer to this Form 10-QSB for the Company's operating results for the nine months ended September 30, 1997.

The pro forma financial statements should be read in conjunction with the historical financial statements of the Company filed on Form 10-KSB for the year ended December 31, 1997 and filed on Form 10-QSB for the nine months ended September 30, 1998, as well as the historical financial statements of All-American Golf LLC included in this amendment to the related Report on Form 8-K. The unaudited pro forma combined financial information presented herein does not purport to represent what the Company's actual results of operations would have been had the Acquisition occurred on June 13, 1997, or to project the Company's results of operations for any future period.

FORWARD-LOOKING INFORMATION

This report contains certain forward-looking information which is based upon current expectations that involve a number of risks and uncertainties. The forward-looking information is based upon a number of assumptions, including, without limitation, those enumerated in Management's Discussion and Analysis included in the Company's 1997 annual report on Form 10-KSB, which is hereby incorporated by reference. Assumptions related to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking information are reasonable, any of
the assumptions could prove inaccurate  and,  therefore,   there  can  be  no
assurance that the results contemplated in forward-looking information will be realized. In addition, the business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in such forward-looking information. In light of the significant uncertainties inherent in such forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives or plans for the Company will be achieved.

                          ALL-AMERICAN SPORTPARK, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              SEPTEMBER 30, 1998

                                   Historical                           Pro Forma
                               September 30, 1998    Adjustments    September 30, 1998
                               ------------------    -----------    ------------------
                                  (Unaudited)                           (Unaudited)
      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents       $    43,700        $    -            $    43,700
  Accounts receivable               2,466,000             -              2,466,000
  Inventories                         111,700             -                111,700
  Due from affiliated store            14,500             -                 14,500
  Prepaid expenses and other          106,900             -                106,900
                                  -----------        --------          -----------

      Total current assets          2,742,800             -              2,742,800

LEASEHOLD IMPROVEMENTS AND
  EQUIPMENT, net                      135,000         859,300  (A)         994,300

NOTE RECEIVABLE - related party        20,000            -                  20,000

DEPOSIT FOR LAND LEASE                282,400            -                 282,400

PROJECT DEVELOPMENT COSTS          22,886,800            -              22,886,800

OTHER ASSETS                           60,700            -                  60,700
                                  -----------        --------          -----------

                                  $26,127,700        $859,300          $26,987,000
                                  ===========        ========          ===========























See accompanying notes to unaudited pro forma combined financial statements.

                          ALL-AMERICAN SPORTPARK, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998

                                   Historical                           Pro Forma
                               September 30, 1998    Adjustments    September 30, 1998
                               ------------------    -----------    ------------------
                                  (Unaudited)                           (Unaudited)
     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of notes
   payable                        $   420,000        $ 66,000 (A)      $   486,000
  Current portion of obligations
   under capital leases                 7,100          65,300 (A)           72,400
  Accounts payable and accrued
   expenses                         1,960,400            -               1,960,400
  Due to affiliated store              15,200            -                  15,200
  Payable to related entities         994,900            -                 994,900
                                  -----------        --------          -----------
     Total current liabilities      3,397,600         131,300            3,528,900

Note payable to shareholder         1,968,700            -               1,968,700

Long-term portion of notes
  payable                          13,080,000         588,700 (B)       13,668,700

Obligation under capital leases,
  net of current portion               20,800         139,300 (A)          160,100

Deferred income                       519,200            -                 519,200
                                  -----------        --------          -----------

     Total liabilities             18,986,300         859,300           19,845,600
                                  -----------        --------          -----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Preferred stock, $.01 par
   value, 5,000,000 shares
   authorized, no shares issued
   and outstanding                       -               -                    -
  Series A convertible preferred
   stock, $1 par value, 500,000
   shares authorized, issued and
   outstanding                      4,740,000            -               4,740,000
  Options issued in connection
   with Series A convertible
   preferred stock to purchase
   250,000 shares of common stock     260,000            -                 260,000
  Common stock, $.001 par value,
   10,000,000 shares authorized,
   3,000,000 shares issued and
   outstanding                          3,000            -                   3,000
  Additional paid-in-capital        3,333,300            -               3,333,300
  Common stock purchase warrants,
   Class A, 1,000,000 warrants
   authorized, issued and
   outstanding                        187,500            -                 187,500
  Accumulated deficit              (1,382,400)           -              (1,382,400)
                                  -----------        --------          -----------
     Total shareholders' equity     7,141,400            -               7,141,400
                                  -----------        --------          -----------
                                  $26,127,700        $859,300          $26,987,000
                                  ===========        ========          ===========

See accompanying notes to unaudited pro forma combined financial statements.

                         ALL-AMERICAN SPORTPARK, INC.
            UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                   Historical                           Pro Forma
                               September 30, 1998    Adjustments    September 30, 1998
                               ------------------    -----------    ------------------
                                  (Unaudited)                           (Unaudited)
REVENUES                          $    37,000        $   733,400 (C)   $ 1,249,100
                                                         478,700 (D)
                                  -----------        -----------       -----------
                                       37,000          1,212,100         1,249,100
OPERATING EXPENSES:
  Cost of sales                          -               339,400 (C)       626,300
                                                         286,900 (D)
  Selling, general and
   administrative                   2,157,600            418,300 (C)     3,058,900
                                                         483,000 (D)

  Depreciation and amortization                          169,300 (C)       368,000
                                         -               198,700 (D)
                                  -----------        -----------       -----------

     Total operating expenses       2,157,600          1,895,600         4,053,200

        Operating loss             (2,120,600)          (683,500)       (2,804,100)

Interest expense, net                  19,000            187,900 (C)       425,000
                                                         218,100 (D)
                                  -----------        -----------       -----------

Loss before income taxes,
 discontinued operations and
 minority interest                 (2,139,600)        (1,089,500)       (3,229,100)

Provision for income taxes               -                  -                 -
                                  -----------        -----------       -----------
        Net loss from continuing
          operations               (2,139,600)        (1,089,500)       (3,229,100)

Discontinued operations:
  Loss from operating, net of
   minority interest share of
   $76,300                           (305,200)           305,200 (C)          -
  Gain on disposal                  1,638,900         (1,638,900)(E)          -
                                  -----------        -----------       -----------
        Net income from dis-
         continued operations       1,333,700         (1,333,700)             -
                                  -----------        -----------       -----------
NET LOSS                          $  (805,900)       $(2,423,200)      $(3,229,100)
                                  ===========        ===========       ===========

NET INCOME (LOSS) PER COMMON SHARE:
  Continuing operations           $     (0.71)       $     (0.36)      $     (1.08)
  Discontinued operations                0.44              (0.44)             -
                                  -----------        -----------       -----------
                                  $     (0.27)       $     (0.81)      $     (1.08)
                                  ===========        ===========       ===========

See accompanying notes to unaudited pro forma combined financial statements.

                          ALL-AMERICAN SPORTPARK, INC.
            NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

[A] To reflect the addition of the fair value of All-American Golf LLC assets and liabilities as of September 30, 1998.

[B] To reflect the net present value of the $1,000,000 note to purchase substantially all the assets of All-American Golf LLC.

[C] To reclassify the operations of All-American Golf LLC from January 1, 1998 through May 5, 1998, from discontinued operations to continuing operations.

[D] To reflect the operations of All-American Golf LLC from May 5, 1998 through September 30, 1998.

[E] To reflect removal of the gain on sale of the Company's eighty percent interest in All-American Golf LLC, originally sold on May 5, 1998.